As  filed with the Securities and Exchange Commission on June 28, 1996.
                                              Registration No. 333-


                          SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.   20549
                                   __________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   __________

                           TRICO MARINE SERVICES, INC.
                 (Exact name of Registrant as specified in its charter)

               Delaware                               72- 1252405
           (State or other                          (I.R.S. Employer
     jurisdiction of incorporation                  Identification Number)
           or organization)

                                610 Palm Avenue
                             Houma, Louisiana 70364
                        (Address, including zip code, of
                    Registrant's principal executive offices)


               Trico Marine Services, Inc. 1993 Stock Option Plan
           Trico Marine Services, Inc. 1996 Incentive Compensation Plan
                            (Full titles of the Plans)

                                   __________

                                  Victor M. Perez
              Vice President, Chief Financial Officer and Treasurer
                             Trico Marine Services, Inc.
                         2401 Fountainview Drive, Suite 626
                               Houston, Texas  77057
                                  (713) 780-9926
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                      Copy to:
                                 Margaret F. Murphy
           Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                                201 St. Charles Avenue
                            New Orleans, Louisiana 70170-5100
                                   (504) 581-8242


                         CALCULATION OF REGISTRATION FEE
===============================================================================================
                           Amount         Proposed Maximum   Proposed Maximum    Amount of
    Title of Securities    to be           Offering Price       Aggregate       Registration
      to be Registered   Registered<F1>       Per Share       Offering Price        Fee
_______________________________________________________________________________________________
Common Stock ............ 727,509 Shares     $ 1.82<F2>      $1,324,066.38<F2>    $ 456.58<F2>
(.01 par value per share)
Common Stock ............ 103,000 Shares     $16.00<F2>      $1,648,000.00<F2>    $ 568.28<F2>
(.01 par value per share)
Common Stock ............  97,000 Shares     $21.4375<F3>    $2,079,437.50<F3>    $ 717.05<F3>
(.01 par value per share)

Total Common Stock ...... 927,509 Shares                      $5,051,503.88       $1,741.91
===============================================================================================

<F1> Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of the Registration Statement involving the Common Stock of the Company, the number of shares thereof registered shall be automatically increased to cover the additional shares thereof in accordance with Rule 416(a) under the Securities Act of 1933.
<F2> Computed in accordance with Rule 457, calculated based upon the price at which currently outstanding options are exercisable.
<F3> Estimated solely for the purpose of  calculating  the  registration  fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the bid and asked price per share of the Common Stock on the NASDAQ System on June 21, 1996.

                                       PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


          Item 3.   Incorporation of Documents by Reference.

               The following documents, which have been filed by Trico Marine Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

               (a) The Company's Prospectus dated May 16, 1996, and filed with the Commission on May 16, 1996, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act");

               (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since December 31, 1995; and

               (c) The description of the Common Stock of the Company included in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 25, 1996, pursuant to
          Section 12(g) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

               All reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          Item 4.   Description of Securities.

               Not applicable.

          Item 5.   Interests of Named Experts and Counsel.

               Not applicable.

          Item 6.   Indemnification of Directors and Officers.

               Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers in a variety of circumstances, which may include liabilities under the 1933 Act. In addition, the Company's bylaws provide for the indemnification of directors and officers against expenses and liabilities incurred in connection with defending actions brought against them for negligence or misconduct in their official capacities. The Company also has indemnity agreements with each of its directors, which provide for indemnification of such directors. The Company has purchased insurance permitted by the Delaware General Corporation Law on behalf of directors and officers, which may cover liabilities under the 1933 Act.

          Item 7.   Exemption From Registration Claimed.

               Not applicable.

          Item 8.   Exhibits.

               5    Opinion   of   Jones,   Walker,  Waechter,   Poitevent,
                    Carrere & Denegre, L.L.P.

              23.1  Consent of Coopers & Lybrand L.L.P.

              23.2  Consent   of   Jones,  Walker,   Waechter,   Poitevent,
                    Carrere & Denegre (included in Exhibit 5).

          Item 9.   Undertakings.

               (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on June 28, 1996.

                                           TRICO MARINE SERVICES, INC.


                                            By:  /s/  Thomas E. Fairley
                                                ___________________________
                                                      Thomas E. Fairley,
                                                    Chairman of the Board,
                                                    President and  Chief
                                                       Executive Officer

                                        POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas E. Fairley, Ronald O. Palmer and Victor M. Perez, and each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements  of  the  Securities  Act  of
          1933,   this  Registration  Statement  has  been  signed  by  the
          following persons in the capacities and on the dates indicated.

    Signature                     Title                            Date
    __________                    ______                           _____

/s/ Thomas E. Fairley   Director, Chairman of the Board,       June 28, 1996
    _________________   President and Chief Executive Officer
    Thomas E. Fairley      (Principal Executive Officer)


/s/ Ronald O. Palmer    Director, Executive Vice President     June 28, 1996
    __________________
    Ronald O. Palmer

/s/ Victor M. Perez     Vice President, Chief Financial        June 28, 1996
    _________________   Officer and Treasurer (Principal
    Victor M. Perez            Financial Officer)

/s/ Kenneth W. Bourgeois          Controller                   June 28, 1996
    ____________________   (Principal Accounting Officer)
    Kenneth W. Bourgeois

/s/ Benjamin F. Bailar             Director                    June 28, 1996
    ____________________
    Benjamin F. Bailar

/s/ Carl Ferenbach                 Director                    June 28, 1996
    _____________________
    Carl Ferenbach

/s/ Garth H. Greimann               Director                   June 28, 1996
    _____________________
    Garth H. Greimann

/s/ Edward C. Hutcheson, Jr.        Director                   June 28, 1996
    _______________________
    Edward C. Hutcheson, Jr.